EXHIBIT 16.1

August 10, 2000

Securities and Exchange Commission
Washington, DC  20549



Dear SEC,

        Crouch,  Bierwolf & Chisholm  agrees  with the  following  statement  as
contained   in  the  form  8-K  report   dated  August  10,  2000  for  NextPath
Technologies, Inc.:

        During the Company's two most recent fiscal years, there have not been any disagreements with Crouch, Bierwolf & Chisholm on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures.

Sincerely,

/s/ Crouch, Bierwolf & Chisholm

Crouch, Bierwolf & Chisholm